                                                                     EXHIBIT 3.2


                                    DELAWARE
                                ---------------   PAGE 1
                                THE FIRST STATE



         I , HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "WC ACQUISITION CORP.", A DELAWARE CORPORATION,

         WITH AND INTO "RADYNE COMSTREAM INC." UNDER THE NAME OF "RADYNE COMSTREAM INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF JUNE, A.D. 2005, AT 12:28 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.








                                      /s/ Harriet Smith Windsor
                                      ------------------------------------------
                                      HARRIET SMITH WINDSOR, SECRETARY OF STATE
3224495 81OOM       (SEAL LOGO)         AUTHENTICATION: 3917781

050456121                                          DATE: 06-01-05

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 12:28 PM 06/01/2005
                                                     FILED 12:28 PM 06/01/2005
                                                    SRV 050456121 - 3224495 FILE


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                              WC ACQUISITION CORP.
                                      INTO
                              RADYNE COMSTREAM INC.

         Radyne ComStream Inc. (the "Company"),a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                    Name                      State of Incorporation
                    ----                      ----------------------

             Radyne ComStream Inc.            Delaware

             WC Acquisition Corp.             Delaware


         SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of WC Acquisition Corp.

         THIRD: That the Board of Directors of the Company duly approved and authorized this merger in accordance with the requirements of Section 253 of the General Corporation Law of the State of Delaware by adopting the following resolutions:

            NOW THEREFORE, BE IT RESOLVED, that the Board unanimously approves to merge WC Acquisition Corp. with and into the Company;

            FURTHER RESOLVED, that as part of and following the merger, the Company, being the surviving corporation, changes its corporate name to Radyne Corporation; and

            FURTHER RESOLVED, that the President and the Secretary of the Company be and they hereby are directed to make, execute, and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said WC Acquisition Corp. into the Company and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of the State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Kent County, Delaware.

         FOURTH: That the name of the surviving corporation of the merger is Radyne Corporation.
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         FIFTH: That the only change to the Company's certificate of incorporation will be the change in name as provided for by the Fourth Article herein, and as the surviving corporation, the Company's certificate of incorporation will be the certificate of incorporation for the surviving corporation.

         SIXTH: That the original adopting resolution approving of this merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 3138 East Elwood Street, Phoenix, Arizona 85034.

         SEVENTH: That a copy of the resolution adopting the merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.


IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Malcolm C. Persen, its authorized officer, this 11th day of May, 2005



                                       RADYNE COMSTREAM INC.



                                       By: /s/ Malcolm C. Persen
                                           -----------------------------
                                       Name: Malcolm C. Persen
                                       Title: Chief Financial Officer


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